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                                                                    EXHIBIT 10.2







                         RAW MATERIALS SUPPLY AGREEMENT

                                     BETWEEN

                      WHEELING-PITTSBURGH STEEL CORPORATION

                                       AND

                              OHIO COATINGS COMPANY








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                         RAW MATERIALS SUPPLY AGREEMENT

         AGREEMENT dated as of the 25th day of March 1994, between WHEELING-PITTSBURGH STEEL CORPORATION, a Delaware corporation ("WPSC"), 1134 Market Street, Wheeling, WV 26003, and OHIO COATINGS COMPANY, an Ohio corporation ("OCC"), Yorkville, Ohio.

                              W I T N E S S E T H:

     WHEREAS, WPSC is a producer of Cold Rolled and Black Plate steel products (hereinafter defined and referred to as Raw Materials); and

     WHEREAS, OCC is a Tin Mill producer contemplating production from its future plant (Plant) to be located in Belmont County, Ohio; and

     WHEREAS, OCC's Plant will require substantial quantities of Raw Materials to support its future production of Tin Mill products; and

     WHEREAS, OCC desires to procure all of its Raw Materials requirements from WPSC.


     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below or as set forth in the Section listed opposite such term:

     1.1 Cold Rolled -- Cold Rolled shall mean the products currently produced by WPSC within the general specified parameters in Exhibit A.
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     1.2 Black Plate - Black Plate shall mean the products currently produced by
WPSC within the general specified parameters in Exhibit B.

     1.3 Tin Mill Products - The products manufactured by OCC within the ranges specified in Exhibit C.

     1.4 "Force Majeure" - as set forth in Section 7.

     1.5 "Processing" - as set forth in Section 1.6.

     1.6 "Purchase Price" - as set forth in Section 4.

     1.7 "Raw Materials" - (1) black plate and cold rolled steel sheets in coil.

     1.8 "OCC Plant" - the facility for tin plating steel products which OCC proposed to construct and operate in Martins Ferry, Belmont County, Ohio.

     2.10 Commercial in Service Date - the date on which OCC first produces commercially acceptable Tin Mill Products for a Customer.

     2. Supply of Raw Materials.

     2.1 Except as provided in Sections 2.2, WPSC agrees to supply and sell to OCC, and OCC agrees to purchase from WPSC, OCC's requirements for Raw Materials up to 230,000 net tons in any calendar year.

     2.2 If WPSC, whether or not due to Force Majeure, fails or would in OCC's reasonable judgment be unable (a) to supply Raw Materials in accordance with the quality and other specifications therefor furnished

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by OCC, (b) to deliver Raw Materials in accordance with the delivery schedule therefor, or (c) to supply Raw Materials which OCC requires, or if WPSC and OCC after negotiation, fail to agree at least 45 days prior to the first day of a calendar quarter on the Purchase Price for any Raw Materials to be supplied by WPSC to OCC during such quarter, then OCC may, in its discretion and as its sole remedy, purchase such Raw Materials from persons other than WPSC.

     3. Orders for Raw Materials: OCC shall furnish to WPSC detailed orders for Raw Materials to be purchased pursuant to this Agreement. Such orders may include sizes, quantities and other specifications of Raw Materials.

     4. Pricing of Raw Materials: The parties shall endeavor to determine, not less than 45 days prior to the first day of each calendar quarter, the Purchase Price for any Raw Materials to be supplied by WPSC to OCC during such quarter (the "Purchase Price"). The Purchase Price shall be determined by the parties by negotiation based upon prevailing market pricing for black plate and cold rolled products.

        Prevailing market prices of black plate and cold rolled products shall be determined quarterly by negotiations between OCC and WPSC on the basis of (1) invoices submitted by WPSC for such products sold in the preceding quarter to larger customers with discount (the most favored nation treatment) and (2) quoted prices for comparable quantities and specifications by other domestic and foreign mills.

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     5. Scheduling Delivery of Raw Materials. WPSC and OCC shall use their best efforts to cause Raw Materials supplied pursuant to this Agreement to be delivered on a "just-in-time" basis.

     6. Quality of Raw Materials.

     6.1 OCC shall provide to WPSC specifications for Raw Materials. Exhibits A and B set forth the quality parameters to be attained by products delivered pursuant to this Agreement. OCC may request modification, amendment or revision of its Quality Specs upon sixty (60) days prior written notice to WPSC.

     6.2 Raw Materials supplied by WPSC pursuant to this Agreement shall conform to the quality specifications furnished by OCC and the standard terms of sale then in effect with WPSC. WPSC's prevailing terms of sale are incorporated herein and attached as Exhibit D.

     7. Force Majeure. Neither WPSC nor OCC shall be liable to the other for any loss or damage caused by its failure to perform its obligations under this Agreement as a result of (a) acts of God, (b) strikes, labor troubles, or other industrial disturbances, (c) inevitable accidents, (d) declared or undeclared war, insurrections or riots, (e) embargoes or blockades, (f) governmental restrictions or (g) any other cause beyond the control of the parties (any such event referred to as "Force Majeure"); provided, however, that if WPSC fails or would in OCC's reasonable judgment be unable to perform its obligations under this

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Agreement as a result of any of the foregoing, then, during the continuation of such event and for a reasonable time thereafter, OCC may purchase Raw Materials from other persons as provided in Section 2.2. WPSC and OCC shall consult promptly and in good faith with the object of minimizing the adverse effects of such event.


     8. Term. This Agreement shall become effective upon the Commercial in Service date of OCC's Plant and shall expire upon the 15th anniversary of the Commercial in Service date of the OCC Plant; provided, however, that OCC may, by written notice to WPSC, terminate this Agreement if at any time WPC owns less than 33% of the common stock of OCC.

     9. Notices. All communications under this Agreement shall be given by any method that is customary in the industry to the parties at their respective addresses set forth below:

                       OCC:     P. O. Box 339
                                Martins Ferry, OH 43935

                       WPSC:    1134 Market Street
                                Wheeling, WV 26003

     10. No Assignment. This Agreement shall not be assigned by either party without the written consent of the other party hereto; provided, however, that if a party hereto shall merge into or consolidate with another corporation, no such consent shall be required for an assignment by such party to such surviving corporation in connection with such merger or consolidation.

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     11. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings between them, relating to the subject matter of this Agreement.

     12. Arbitration. Except for controversies or claims which may arise out of or after, relate to, or are first raised after termination of this Agreement (whether pursuant to Section 8 or otherwise), all controversies or claims between the parties which may arise out of or relate to this Agreement, or any alleged modification or breach hereof, shall be settled by arbitration conducted at the offices of OCC pursuant to the rules of the American Arbitration Association, and judgment upon the aware rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     13. Amendments. This Agreement may not be amended except by an instrument in writing signed by the party against whom enforcement of such amendment is sought.

     14. Exclusive Remedy. The remedies provided herein are exclusive and in lieu of any and all other remedies. Except as expressly provided in the WPSC standard terms of sale prevailing at the time an order is placed by OCC pursuant to this Agreement there are no other warranties expressed or implied. Warranties of merchantability or Fitness for a Particular Purpose are expressly disclaimed.

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.


                                          WHEELING-PITTSBURGH STEEL CORPORATION




                                          By: [signature illegible]


                                          OHIO COATINGS COMPANY


                                          By: [signature illegible]



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